UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 3, 2019

Date of Report (Date of earliest event reported)

Windtree Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100

Warrington, Pennsylvania 18976

(Address of principal executive offices)

(215) 488-9300

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

Reference is made to the Current Report on Form 8-K filed by Windtree Therapeutics, Inc. (the “Company”) on December 21, 2018 with respect to execution of (i) an Agreement and Plan of Merger with CVie Investments Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“CVie”), pursuant to which WT Acquisition Corp., a wholly-owned subsidiary of the Company, merged with and into CVie (the “Merger”), with CVie surviving the merger as a wholly owned subsidiary of the Company, and (ii) a Securities Purchase Agreement and a Registration Rights Agreement with select institutional investors, whereby the Company agreed to issue and sell to the Investors an aggregate of 11,785,540 shares of Common Stock at a price per share of $3.3132, for an aggregate cash purchase price of approximately $39.0 million (the “Financing”).

The Company will host a conference call and webcast for investors on Thursday, January 3, 2019 at 8:00 a.m. EST to discuss the Merger and the Financing and introduce its new products (including sharing topline phase 2b data in heart failure). The call will also cover the Company's plans and objectives for 2019. The live webcast, including a slide presentation, can be accessed at http://windtreetx.investorroom.com/events. To participate in the live call, dial (844) 802-2436 (domestic) or (412) 317-5129 (international). A replay of the conference call will be accessible one hour after completion through January 10, 2019 by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and referencing conference number 10127199. An archive of the webcast will be available on the Company's website at http://windtreetx.investorroom.com/events and a copy of the presentation can found at http://windtreetx.investorroom.com/corporate_presentation

A copy of the presentation is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The furnishing of the attached presentation is not an admission as to the materiality of any information contained therein. The information contained in the presentation is summary information that is intended to be considered in the context of more complete information included in the Company’s filings with the Securities and Exchange Commission (the “SEC”) and other public announcements that the Company has made and may make from time to time by press release or otherwise.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor is it to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

99.1	Windtree Therapeutics, Inc. Corporate Presentation dated January 3, 2019.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, potential strategic transactions and collaboration agreements, the success of the Company’s product development activities, the timing of planned clinical trials, cash flows, future revenues, or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.  Any forward-looking statement made by us in this Current Report on Form 8-K is based only on information currently available to us and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Windtree Therapeutics, Inc.

By:	/s/ Craig Fraser
Name:	Craig Fraser
Title:	President and Chief Executive Officer

Date:     January 3, 2019